                                                                   EXHIBIT 10.37

                                   PCTEL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                        EFFECTIVE AS OF JANUARY 20, 2003

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS............................................................        1

ARTICLE 2 ELIGIBILITY AND PARTICIPATION..........................................        5

ARTICLE 3  CONTRIBUTIONS TO DEFERRAL ACCOUNTS....................................        6

ARTICLE 4  ACCOUNTS AND ALLOCATION OF FUNDS......................................        6

ARTICLE 5  ENTITLEMENT TO BENEFITS...............................................        8

ARTICLE 6  DISTRIBUTION OF BENEFITS..............................................       13

ARTICLE 7  BENEFICIARIES; PARTICIPANT DATA.......................................       14

ARTICLE 8  PLAN ADMINISTRATION...................................................       14

ARTICLE 9  AMENDMENT OR TERMINATION..............................................       18

ARTICLE 10  MISCELLANEOUS........................................................       18

EXHIBIT A   PARTICIPANT ENROLLMENT AND ELECTION FORM

EXHIBIT B   DEEMED DEEMED INVESTMENT ELECTIONS

EXHIBIT C   DESIGNATION OF BENEFICIARY

EXHIBIT D   DEATH BENEFIT

                                   PCTEL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

      THIS PLAN is adopted as of the 20th day of January, 2003, by PCTEL, Inc., a Delaware corporation (the "Corporation"), as follows:

                                    RECITALS

      WHEREAS, the Corporation wishes to establish the PCTEL, Inc. "Executive Deferred Compensation Plan" (the "Plan") to provide additional retirement benefits and income tax deferral opportunities for a select group of management or highly compensated employees; and

      WHEREAS, the Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees and to qualify for all available exemptions from the provisions of ERISA;

      NOW, THEREFORE, the Corporation hereby adopts the following Executive Deferred Compensation Plan.

                                   ARTICLE 1

                                   DEFINITIONS

      DEFINITION OF TERMS. Certain words and phrases are defined when first used in later sections of this Plan. Whenever any words are used in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. In addition, the following words and phrases when used, unless the context clearly requires otherwise, shall have the following respective meanings:

1.1.  ACCOUNTS. A Participant's Deferral Account.

1.2. AFFILIATE. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which includes, or which is under common control with, the Corporation under Section 414 of the Code.

1.3. BASE SALARY. The annual compensation (excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, directors fees and other fees, stock options and grants, and car allowances) paid to a Participant for services rendered to the Corporation, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code
      Section 125 plans of the Corporation.

1.4.  BENEFICIARY. The Beneficiary(ies) designated by a Participant under
      Article 7, or, if the Participant has not designated a Beneficiary under
      Article 7, the person or persons entitled to receive distributions of benefits under Article 5.

1.5.  CALENDAR YEAR. January 1 to December 31.

1.6. CAUSE. For purposes of this Plan "Cause" shall mean any of the following acts or circumstances: (i) willful destruction by the Participant of property of the Corporation or an Affiliate having a material value to the Corporation or such Affiliate; (ii) fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant (excluding acts involving a de minimis dollar value and not related to the Corporation or an Affiliate); (iii) the Participant's conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Corporation or an Affiliate); (iv) the Participant's breach, neglect, refusal, or failure to materially discharge the Participant's duties (other than due to physical or mental illness) commensurate with the Participant's title and function or the Participant's failure to comply with the lawful directions of the Board or the Chief Executive Officer of the Corporation, or of the Board of Directors or the Chief Executive Officer of the Affiliate that employs the Participant, in any such case that is not cured within fifteen
      (15) days after the Participant has received written notice thereof from such Board of Directors or Chief Executive Officer; (v) any willful misconduct by the Participant which may cause substantial economic or reputational injury to the Corporation, including, but not limited to, sexual harassment, or (vi) a willful and knowing material misrepresentation to the Board or the Chief Executive Officer of the Corporation or to the Board of Directors or the Chief Executive Officer of the Affiliate that employs the Participant.

1.7.  CHANGE IN CONTROL shall mean the occurrence of any of the following:

      (i) Any "Person" or "Group", as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, excluding any excluded stockholder, who is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation, or of any entity resulting from a merger or consolidation involving the Corporation, representing more than thirty percent (30%) of the combined voting power of the then outstanding securities of the Corporation or such entity.

      (ii) A change in the composition of the Board occurring within any two year period commencing with the Effective Date, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Corporation as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (iii) hereof, or in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation.

      (iii) The consummation of (x) a merger, consolidation or reorganization to which the Corporation is a party, whether or not the Corporation is the

            Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation, in one transaction or a series of related transactions, to any Person other than the Corporation, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph
            (iii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the stockholders of the Corporation immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph
            (iii) or the Person to whom the assets of the Corporation are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Corporation immediately before such Transaction.

1.8.  CODE. The Internal Revenue Code of 1986, as amended from time to time.

1.9. COMPENSATION. The Base Salary, bonus and/or commissions earned and/or received by a Participant during a Calendar Year.

1.10. DEFERRAL ACCOUNT. The account maintained on the books by the Plan Administrator for the Participant including (i) the Participant Annual Deferral; (ii) contributions made by the Corporation, and (iii) deemed investment earnings, gains and losses credited to the Participant; provided, however, that the existence of such book entries and the Deferral Account shall not create, and shall not be deemed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Participant, his or her designated beneficiaries, or other beneficiaries under this Plan.

1.11. DEFERRAL PERIOD. The period after which payment of the Deferral Account is to be made or begun to be made.

1.12. DISABILITY. Disability shall mean a Participant's eligibility to receive benefits under the Corporation's group long-term disability plan, or, if the Corporation ceases to maintain a long-term disability plan, the total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of his employment with the Corporation.

1.13. EFFECTIVE DATE. January 20, 2003.

1.14. ELECTION OF DEFERRAL. A written notice filed by the Participant with the Plan Administrator of the Corporation in substantially the form attached hereto as Exhibit A, and referred herein as the "ELECTION FORM," specifying the amount (if any) of Compensation to be deferred.

1.15. ELIGIBLE EMPLOYEE. Any employee of the Corporation or an Affiliate who is selected to participate in the Plan in accordance with the provisions of
      Section 2.1 hereof, and one of a select group of management or highly compensated employees.

1.16. ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.17. GOOD REASON means the occurrence, on or after the occurrence of a Change in Control, or any of the following:

      (a) The Corporation or any of its Affiliates reduces the Participant's Base Salary, except in the context of a general salary reduction for all officers of up to ten per cent (10%).

      (b) The Corporation discontinues its bonus plan in which the Participant participates as in effect immediately before the Change in Control without immediately replacing such bonus plan with a comparable package that is the substantial economic equivalent of such bonus plan, or a successor to the Corporation fails or refuses to assume the obligations of the Corporation under such bonus plan as in effect immediately before the Change in Control or under a plan that is the substantial economic equivalent of such bonus plan.

      (c) Without the Participant's express written consent, the Corporation or any of its Affiliates requires the Participant to change the location of the Participant's job or office, so that the Participant will be based at a location more than 100 miles from the former location of the Participant's job or office.

      (d) Without the Participant's express written consent, the Corporation or any of its Affiliates reduces the Participant's responsibilities or directs the Participant to report to a person of lower rank or responsibilities than the person to whom the Participant reported before the Change in Control.

1.18. PARTICIPANT. An Eligible Employee designated as a participant by the Corporation who has completed and submitted an Election Form, substantially in the form of Exhibit A attached hereto.

1.19. PARTICIPANT ANNUAL DEFERRAL. The portion of a Participant's Compensation, which he or she elects to defer for the Calendar Year in question.

1.20. PLAN. This Plan, together with any and all amendments or supplements thereto.

1.21. PLAN ADMINISTRATOR. The Compensation Committee of the Board of Directors of PCTEL, Inc., or as otherwise designated by the Board of Directors.

1.22. PLAN RETIREMENT DATE. The date selected by a Participant, however, no earlier than the date he or she attains 55 years of age.

1.23. PLAN YEAR. The Calendar Year.

1.24. RETIREMENT. The termination of a Participant's employment with the Corporation and all Affiliates on or after the Participant has reached his or her Plan Retirement Date.

1.25. VALUATION DATE. The last day of each quarter during a Plan Year, or such other dates as the Plan Administrator may establish in its discretion.

1.26. YEAR OF PARTICIPATION. Twelve months of continuous employment with the Corporation measured from the Participant's date of entry into this Plan.

                                   ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

2.1   ELIGIBILITY.

      (a) An Eligible Employee shall become a Participant in the Plan following written notice from the Corporation to that effect, and submittal of a completed Participant Election Form, substantially in the form of Exhibit A attached hereto. The initial Election of Deferral must be filed on or before January 23, 2003 and shall be effective with the subsequent payroll. During its regularly scheduled meetings, the Plan Administrator shall be notified by the Corporation of any new Participants to the Plan.

      (b) Once an Eligible Employee becomes a Participant, he or she shall remain a Participant until his or her termination of employment with the Corporation or an Affiliate, and thereafter until all benefits to which he or she (or his or her Beneficiaries) is entitled under the Plan have been paid.

2.2   PARTICIPATION.

      (a) Each Participant Annual Deferral shall be effective for Compensation which would otherwise be paid in the Calendar Year to which the Election of Deferral applies, and shall be irrevocable during such Calendar Year. Any subsequent Election of Deferral, to be effective, must be filed at least 10 days prior to the beginning of the Calendar Year for which deferral is sought. Any employee who becomes an Eligible Employee and elects to participate and commence deferrals shall file an Election of Deferral and become a Participant within 30 days following his designation as an Eligible Employee.

      (b) AUTOMATIC ELECTION RENEWAL OF THE PARTICIPANT ANNUAL DEFERRAL. If a Participant fails to make a timely election to defer pursuant to the above, the Participant shall be deemed to have made the same election as is then currently in effect.

                                    ARTICLE 3

                       CONTRIBUTIONS TO DEFERRAL ACCOUNTS

3.1   DEFERRAL ELECTION.

      (a) Commencing on the Effective Date, and continuing through the date on which the Participant's employment terminates because of his or her death, Retirement, Disability, or any other cause, each Participant shall be entitled to elect to defer into his or her Deferral Account, by filing with the Plan Administrator an Election of Deferral prior to the beginning of the Plan Year, a portion of the Compensation that the Participant would be entitled to receive from the Corporation during the Plan Year. Such deferrals shall be accomplished by payroll deduction, where applicable.

      (b) In the Election of Deferral, the Participant shall specify the amount to be deferred, which such specification may be separate for the Base Salary, bonus, commissions, and may be expressed as a percentage, where applicable, or as a fixed dollar amount. However, the total amount of the deferrals made by each Participant in any Calendar Year shall not exceed fifty percent (50%) of the Participant's Base Salary and 100% of the Participant's bonus and commissions. With respect to the Participant Annual Deferral, a Participant must defer a minimum of $1,500.00 annually. The Plan Administrator and the Corporation shall disregard any deferral election to the extent such deferral election does not meet these percentage limitations.

3.2   CORPORATION MATCHING CONTRIBUTIONS.

            The Corporation intends to make matching contributions to the Plan as it may determine from time to time and may direct that such matching contributions be allocated among the Deferral Accounts of the Participants. The amount of the Corporation matching contribution for 2003 shall be 4% of the amount of Base Salary, bonus, and/or commissions deferred by the Participant for Calendar Year 2003. Thereafter, the amount (percent) of Corporation matching contribution will remain at 4% unless changed by the Board of Directors.

                                    ARTICLE 4

                        ACCOUNTS AND ALLOCATION OF FUNDS

4.1. DEFERRAL ACCOUNT ALLOCATIONS.

      (a) Compensation which is deferred under Section 3.1 shall be credited to the Deferral Account on or about the date the Compensation would otherwise have been paid.

      (b) Corporation matching contributions shall be credited to the Participant's Deferral Account at such time as directed by the Plan Administrator.

      (c) All amounts paid from a Deferral Account are assumed to be paid on the first day of the month.

      (d) Based on the Deemed Investment Elections (as that term is defined in Section 4.2 (a) below) of a Participant made under Section 4.2, the Participant's Deferral Account shall be credited with deemed investment earnings, gains, losses or changes in value effective at the end of each calendar quarter during the Plan Year, except as otherwise provided in this Plan.

      (e) The Plan Administrator may, at any time, change the timing or methods for crediting or debiting earnings, gains, losses, and changes in value of deemed investment options, deferrals of Compensation, corporation matching Contributions, and payments of benefits and withdrawals under this Plan; provided, however, that the times and methods for crediting or debiting such items in effect at any particular time shall be uniform among all Participants and Beneficiaries.

4.2   DEEMED INVESTMENT ELECTION AND DECLARED RATES.

      (a) Deemed investment elections may be made from any of the various deemed investment alternatives selected by a Participant ("Deemed Investment Elections") from among those made available by the Corporation from time to time, which are outlined in Exhibit B.

      (b) A Participant (or, in the event of the Participant's death, the Participant's Beneficiary) shall make Deemed Investment Elections for the Participant's Deferral Account by filing a form substantially in the form of Exhibit B (or another form acceptable to the Plan Administrator) with the Plan Administrator. A Participant may elect to have his or her Deferral Account deemed to be invested in up to ten (10) deemed investment alternatives, provided, however, that each deemed investment alternative must be applied to at least 10% of the total balance in his or her Deferral Account and must be in a whole percentage amount. Deemed Investment Elections shall remain in effect until changed and may be changed not more than once a month, such change to be effective on the 1st day of the succeeding month.

      (c) At the end of each calendar quarter (or such shorter period as the Plan Administrator may determine), the Corporation shall compute the total return for the quarter (or such shorter period) as to each Participant's Deemed Investment Elections.

      (d) From time to time, and at its sole discretion, the Corporation may change the deemed investment alternatives which it makes available to the Participant. However, notwithstanding the provisions of this
            Section 4.2, the Corporation may invest contributions in investments other than the investments selected by such Participant but the Participant's return will solely be based on the results of his or her Deemed Investment Elections.

      (e) The Corporation shall be under no obligation to purchase or maintain any life insurance policy, annuity contract, or any other asset, or in any manner provide funding for its obligations under this Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Participant, or his designated beneficiary(ies) or any other person.

      (f) If the Corporation chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Corporation or the insurance company(ies) designated by the Corporation. If a Participant submits information to any such insurance company(ies) and if the Participant makes a material misrepresentation in an application for any insurance that may be used to insure any of the Corporation's obligations under this Plan, and if as a result of that material misrepresentation an insurance company is not required to pay all or any part of the benefit provided under that insurance, the Participant's right to a benefit under this Plan will be reduced by the amount of the benefit that is not paid by the insurance company because of such material misrepresentation.

4.3 DETERMINATION OF ACCOUNTS. A Participant's benefit as of each Valuation Date shall consist of the balance of deferrals of Compensation, Corporation matching contributions, and deemed investment earnings, gains, losses, and changes in value in his or her Deferral Account determined in accordance with this Section.

                                    ARTICLE 5

                             ENTITLEMENT TO BENEFITS

5.1 VESTING OF BENEFITS. The portion of a Participant's Deferral Account that is attributable to his or her Participant Annual Deferral and deemed investment earnings, gains, losses and changes in value credited thereon shall be immediately fully vested. The portion of the Participant's Deferral Account that is attributable to Corporation matching contributions and deemed investment earnings, gains, losses and changes in value credited thereon, shall vest based on the following table:

      Completed Years of Participation        Percent Vested
      --------------------------------        --------------
      Less than 1                                    0
      1 but less than 2                           33.3
      2 but less than 3                           66.6
      3 or more                                  100.0

      Notwithstanding the foregoing, but subject to Section 5.6(b), a Participant, or his or her Beneficiary in the case of a death benefit, shall become fully vested in the portion of his Deferral Account that is attributable to Corporation matching contributions and deemed investment earnings, gains, losses and changes in value credited thereon (if any), upon his Plan Retirement Date, death, or Disability.

5.2   RETIREMENT BENEFIT.

      (a) From and after the Retirement of the Participant, the Corporation shall thereafter pay to the Participant his or her Accounts. Such benefits shall be payable in the manner elected by the Participant as follows:

               1. Lump Sum; or
               2. Annual over 15 years; or
               3. Lifetime of the Participant with 20 annual payments guaranteed

            Such election may be changed by the Participant by giving written notice to the Corporation not later than one year before Retirement, or promptly following a Disability. Such payments shall commence on or about the first day of the first month following the Participant's Retirement or Disability. The amount of each installment to be paid during the Calendar Year in which payment begins shall be equal to one-twelfth (1/12th) of (i) the total amount payable to the Participant as of his or her Plan Retirement Date, divided by (ii) the total number of installment payments to be made. Expected payments under the "Lifetime" option will be based on life expectancy under the 1980 CSO Mortality Table, but in no event less than 20 payments.

      (b) As of January 1 of each subsequent Calendar Year during the benefit payment period, the amount of each installment to be paid during such Calendar Year for elections 2 and 3 above, shall be recalculated and shall be equal to:

            (i) the remaining balance in the Participant's Accounts as of January 1; divided by

            (ii) the number of installment payments to be made in or after such subsequent Calendar Year.

      (c) The final installment payment for elections 2 and 3 above shall be equal to the remaining amount payable to the Participant. In no event shall the amount of any installment payment exceed the remaining amount payable to the Participant.

      (d) Notwithstanding the foregoing, the Corporation reserves the right to distribute a Participant's retirement benefit in one lump sum rather than in installments if the balance in the Participant's Accounts as of his Plan Retirement Date and/or as of January 1 of any subsequent Calendar Year during the benefit payment period, is less than $25,000.00.

5.3   FIXED PAYMENT DATE BENEFIT FOR IN-SERVICE DISTRIBUTION PRIOR TO
      RETIREMENT.

      (a) A Participant may select a fixed payment date for the payment of his or her vested Accounts. Payments made under this election will be payable in a lump sum. A Participant may extend a fixed payment date by written notice to the Plan Administrator, provided that the Participant gives such written notice at least one (1) year prior to the fixed payment date before such extension. Such fixed payment dates may not be accelerated.

      (b)   Any fixed payment date elected by a Participant as provided under
            Section 5.3(a) above must be no earlier than the January 1 of the third Calendar Year after the Calendar Year in which the election is made, or in which the Participant gives a written notice of extension.

5.4 DISABILITY RETIREMENT BENEFIT. The Participant shall be entitled to receive payments prior to his or her Plan Retirement Date if he or she is disabled. If the Participant's employment is terminated due to Disability, the benefit payable hereunder shall be the same amount as would have been payable as a Retirement Benefit under Section 5.2 above had the Participant attained his or her Plan Retirement Date on the date of the Disability. If the total amount of benefits payable is less than $25,000.00 the Plan Administrator will be required to pay the benefit in a lump sum rather than in installments.

5.5   DEATH BENEFITS.

      (a) DEATH BENEFIT PRIOR TO COMMENCEMENT OF BENEFITS. In the event of the Participant's death while in the employment of the Corporation or an Affiliate and prior to commencement of benefit payments, the Corporation shall pay a death benefit equal to the greater of either:
           (i) the Deferral Account as of the date of his or her death, or (ii) the amount, if any, the Corporation from time to time elects for such Participant in substantially the form attached hereto as Exhibit D. The death benefit payable under this Section shall be distributed to the Participant's Beneficiary in a lump sum on or about the first day of the fourth month following the Participant's death. The distribution shall be made in accordance with the last beneficiary designation received by the Plan Administrator from the Participant prior to his or her death. If no such designation has been received by the Corporation, such payments shall be made to the Participant's surviving legal spouse. If the Participant is not survived by a legal spouse, or if such spouse shall fail to so appoint, the said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the payments will be made to the estate of the later to die of the Participant and his or her legal spouse, if any.

      (b) DEATH BENEFITS AFTER COMMENCEMENT OF RETIREMENT BENEFITS. In the event of the Participant's death after the commencement of benefit payments, but prior to the completion of such payments due and owing hereunder, the Corporation shall continue to make such payments in installments over the remainder of the period specified in Sections
           5.2 or 5.3 hereof that would have been applicable to the Participant had he or she survived. Such continuing payments shall be made to the Participant's designated Beneficiary in accordance with the last such designation received by the Corporation from the Participant prior to his death. If no such designation has been received by the Corporation, such payments shall be made to the Participant's surviving legal spouse. If such spouse dies before receiving all payments to which he or she is entitled hereunder, then the balance of the Deferral Account shall be paid to the spouse's estate. If the Participant is not survived by a legal spouse, then the said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the balance of the Accounts shall be paid to the estate of the Participant.

5.6   TERMINATION OF BENEFITS.

      (a) In the event of the Participant's termination of employment with the Corporation or an Affiliate for any reason other than for Cause, Disability, Retirement or death, the Corporation shall pay to the Participant a termination benefit based on the vested value of the Participant's Deferral Account. Such termination benefit shall be payable in a lump sum on or about the first day of the third month following the date of termination.

      (b) In the event the Participant's employment is terminated for Cause, no benefits of any kind will be due or payable under the terms of this Plan from amounts credited to the Participant's Deferral Account attributable to Corporation matching contributions, and any cumulative earnings, gains, and changes in value thereon, and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. In such event, Participant will be entitled to receive the value of the Participant's Annual Deferral(s), any cumulative earnings, gains, and changes in value thereof. If, after installment payments of benefits under this Plan have begun, the Plan Administrator determines that Cause existed before the Participant's Retirement or Disability, such installment payments shall be reduced by amounts credited to the Participant's Deferral Account attributable to Corporation matching contributions, and any cumulative earnings, gains, and changes in value thereon.

5.7   HARDSHIP DISTRIBUTION.

      (a) HARDSHIP WITHDRAWAL. In the event that the Plan Administrator, under written request of a Participant, determines, in its sole discretion, that a Participant has suffered an unforeseeable financial emergency, the Corporation shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the vested balance of such Participant's Deferral Account as of the date of such payment. For purposes of Section 5.7(a), an "unforeseeable financial emergency" shall mean an event that the Plan Administrator determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship Withdrawal may not exceed the amount the Plan Administrator reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the deferral benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

      (b) RULES ADOPTED BY PLAN ADMINISTRATOR. The Plan Administrator shall have the authority to adopt additional rules relating to Hardship Withdrawals. In administering these rules, the Plan Administrator shall act in accordance with the principle that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.

      (c) LIMIT ON NUMBER OF HARDSHIP WITHDRAWALS. No Participant may receive more than one Hardship Withdrawal in any Calendar Year.

      (d) PROHIBITION OF FURTHER DEFERRALS. A Participant who receives a Hardship Withdrawal and who is still employed by the Corporation or an Affiliate, shall be prohibited from making deferrals under
            Section 3.1 for the remainder of the Calendar Year in which the Hardship Withdrawal is made.

5.8 EFFECT OF CHANGE IN CONTROL. A Participant shall become fully vested in the portion of his Deferral Account that is attributable to Corporation matching contributions and deemed investment earnings, gains, losses and changes in value credited thereon, if, within one year after the occurrence of a Change in Control, his employment is involuntarily terminated by the Corporation or any of its Affiliates for any reason other than Cause or his death or Disability, or he voluntarily terminates his employment with the Corporation and any of its Affiliates for Good Reason. From and after the occurrence of a Change in Control, the Plan Administrator shall consist of a committee comprised of the individuals who were members of the Corporation's Board of Directors (or a subcommittee of such members as determined by the Board of Directors) 90 days before the occurrence of the Change in Control, with any vacancy in such committee occurring thereafter being filed with a person or persons selected by the other members of such committee.

5.9 TERMINATION BASED ON CORPORATE PERFORMANCE. If the amount of the Corporation's net worth, as reported on any of its quarterly filed financial statements, at any time declines below $ 50,000,000.00, this Plan shall terminate and each Participant shall receive a termination benefit as provided for under Section 5.6 (a) above.

5.10  ADVERSE ACTION ON PARTICIPANT OR PLAN.

      (a) Notwithstanding any other provision hereof, in the event there is a determination by the U.S. Internal Revenue Service ("IRS"), or in the event of a final determination by a court of competent jurisdiction, that amounts credited to Participants' Deferral Accounts hereunder are includable in the gross incomes of such Participants or their respective Beneficiaries, the Plan Administrator may, in its sole discretion, distribute the entire amount credited to the Participants' Deferral Accounts to the Participants or their respective Beneficiaries and cause the termination of future deferrals of Compensation by the Participants.

      (b) In the event that there is a determination by the U.S. Department of Labor, or a final determination of a court of competent jurisdiction, that the Plan is subject to Part 2, 3 or 4 of Title I of ERISA, the Plan Administrator may, in its sole discretion, distribute the entire amount credited to the Participants' Deferral Accounts to the Participants or their respective Beneficiaries and cause the termination of future deferrals of Compensation by the Participants.

5.11 BENEFITS NOT TRANSFERABLE. No Participant or Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable hereunder. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or dissolution of marriage. Any such attempted assignment shall be void.

5.12 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and any other person.

5.13 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Corporation upon the Plan Administrator's determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest on the Accounts from the date it would have otherwise been paid.

                                    ARTICLE 6

                            DISTRIBUTION OF BENEFITS

6.1 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS: UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

      (a) Payment to a Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation; no person shall have any interest in any such asset by virtue of any provision of this Plan. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

      (b) In the event that the Corporation elects to purchase an insurance policy or policies insuring the life of a Participant, to allow the Corporation to recover or meet the cost of providing benefits in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever therein or in said policy or the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

6.2 NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, or as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity. It is expressly understood that this Plan relates only to the payment of deferred Compensation for the Participant's services.

6.3 FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and Plan from further liability on account thereof.

6.4 WITHHOLDING. Any and all payments to be made to a Participant or a Participant's Beneficiaries pursuant to this Plan shall be subject to all federal, state and local income and employment taxes and such taxes may be withheld accordingly by the Corporation from benefits under this Plan or from Base Salary, bonuses or other amounts due to the Participant, as determined by the Plan Administrator.

                                    ARTICLE 7

                         BENEFICIARIES; PARTICIPANT DATA

7.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit C, a written designation of primary and secondary Beneficiaries to whom payment under this Plan shall be made in the event of his or her death prior to complete distribution of the benefits payable hereunder. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Corporation. The Corporation shall have the right, in its sole discretion, to reject any beneficiary designation which is not in substantially the form attached hereto as Exhibit C. Any attempt to designate a Beneficiary, otherwise than as provided in this Section 7.1, shall be ineffective.

7.2 SPOUSE'S INTEREST. A Participant's beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

                                    ARTICLE 8

                               PLAN ADMINISTRATION

8.1   RESPONSIBILITY OF ADMINISTRATION OF THE PLAN.

      (a) The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

      (b) The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their respective Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding upon all persons and their heirs, executors, beneficiaries, successors and assigns. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Plan Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan.

8.2   CLAIMS PROCEDURE.

      (a) CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Plan Administrator at its then principal place of business. Notwithstanding anything to the contrary, pending a determination under this Section 8.2, the undisputed portion of a benefit due to Claimant shall be timely distributed pursuant to the terms of the Plan.

      (b) CLAIM DECISION. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 45 days. The Plan Administrator may, however, extend the reply period for an additional 30 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth to the extent applicable:

            (i)   The specific reasons for such denial;

            (ii) Specific reference to pertinent provisions of this Plan on which such denial is based;

            (iii) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

            (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

            (v) The time limits for requesting a review under subsection (c) hereof.

      (c) REQUEST FOR REVIEW. Within 60 days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Corporation through its Board of Directors review the Plan Administrator's determination. Such request must be addressed to the Plan Administrator of the Corporation at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the determination within such 60 day period, he or she shall be barred and estopped from challenging the determination.

      (d) REVIEW OF DECISION. Within 30 days after the Corporation's receipt of a request for review by a Claimant pursuant to 8.2 (c) above, the Corporation will review the Plan Administrator's determination. After considering all materials presented by the Claimant, the Corporation, through its Board of Directors, will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 30 day time period be extended, the Corporation will so notify the Claimant and will render the decision as soon as possible, but in no event later than 60 days after receipt of the request for review.

8.3 ARBITRATION. Any claim or controversy between the parties which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in Section 8.2, including any claim arising out of, connected with, or related to the interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

      (a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the expiration of the 21 day period, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the office of the American Arbitration Association ("AAA") or of the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

      (b) Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award. The arbitrator's award may not include a provision for punitive damages.

      (c) In any arbitration hereunder, the Corporation shall pay all administrative fees of the arbitration, all fees of the arbitrator and each party's reasonable attorneys' fees, costs, and expenses. The arbitrator shall have no authority to add to or to modify the Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

      (d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

      (e) This Section 8.3 shall extend to claims against any parent, subsidiary, or Affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

      (f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate manner, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

      (g) Any arbitration hereunder shall be conducted in accordance with the employee benefit plan claims rules and procedures of the AAA then in effect; provided, however, that, (i) all evidence presented to the arbitrator shall be in strict conformity with the legal rules of evidence, and (ii) in the event of any inconsistency between the employee benefit plan claims rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

      (h) If any of the provisions of this Section 8.3 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this
            Section 8.3, and this Section 8.3 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 8.3 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

8.4 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, return receipt requested, addressed to the addressee's last known address as shown on the records of the Corporation. The date of receipt, or the date of refusal by addressee upon presentation, shall be deemed the date of such notice, consent or demand. Any person may change the address to which notice is to be sent by giving written notice of the change of address in the manner aforesaid.

                                    ARTICLE 9

                            AMENDMENT OR TERMINATION

9.1   AMENDMENT OR TERMINATION.

      (a) This Plan may be amended or terminated by the Corporation at any time, without notice to or consent of any person, pursuant to resolutions adopted by its Board of Directors. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law. However, no such amendment or termination shall reduce:

            (i) the amount then credited to a Participant's Deferral Account, or

            (ii)  a Participant's vested percentage under Section 5.1.

            If the Plan is terminated, benefits will be distributed in one lump sum.

      (b) Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Corporation at any time, to the extent that, in the opinion of the Corporation, such amendment shall be necessary in order to ensure that the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or to conform the Plan to the requirements of any applicable law, including ERISA and the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 ENTIRE AGREEMENT. The Plan and the executed Election Forms, Deemed Investment Election Form, and Beneficiary Designation Form, and other administrative forms shall constitute the total understanding between the Corporation and the Participant. No oral statement regarding the Plan may be relied upon by the Participant. In the event that there is a discrepancy between forms, this Plan will control.

10.2 INVALIDITY OF PROVISIONS. If any provision of this Plan shall, for any reason, be held to be invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

10.3 GOVERNING LAW. The Plan and the rights and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

      IN WITNESS WHEREOF, the Corporation has executed this Plan as of the day and year above first written.

ATTEST:                             PCTEL, INC.


                                    By:  /s/Martin H. Singer
                                       -------------------------------------
/s/ John W. Schoen, Secretary       Title: Chief Executive Officer
------------------

                                   PCTEL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             PARTICIPATION AGREEMENT

                                  ELECTION FORM

                                    EXHIBIT A

      THIS PARTICIPATION AGREEMENT is entered into this ____day of ___________, 20___ between PCTEL, INC., hereinafter referred to as the "Corporation", and _______________________, hereinafter referred to as the "Participant".

PART I. ELECTION TO DEFER

            (Please check all that apply)

      I understand and acknowledge that this Election of Deferral will be effective for the following Plan Year. If I wish to change my deferral election in subsequent Plan Year(s), I realize that I must deliver a new Election Form to the Plan Administrator of the Corporation at least 10 days prior to the beginning of the Plan Year for which the deferral is sought. If I fail to timely make an election, I shall be deemed to have made the same election as is then currently in effect.

| | I WILL participate in the Corporation's Executive Deferred Compensation Plan for the forthcoming Plan Year and duly authorize the Corporation to make the appropriate deductions from my paycheck.

| | I hereby elect to defer receipt of Base Salary, bonus and/or commissions for the forthcoming Plan Year as set forth below:

| | ____% or $________ of my Base Salary to be withdrawn from my salary in equal amounts during the Plan Year (but not to exceed 50% of my Base Salary).

| | ____% or $________ of my bonus and commissions which would have otherwise been paid during the Plan Year, to be withdrawn as applicable during the year.

OR;

| | I will NOT participate in the Corporation's Executive Deferred Compensation Plan for the forthcoming Plan Year.

      NOTE: THIS ELECTION IS IRREVOCABLE FOR THE FORTHCOMING PLAN YEAR.

PART II. DISTRIBUTION OF BENEFITS ELECTION (ARTICLE 5 OF THE PLAN):

      Please select A (and the choices under A) or B.

      | | A. RETIREMENT BENEFITS. I hereby elect to have my Retirement or Disability benefits distributed to me in the following manner:

            Distribution to be paid (check one):

            | |   Lump Sum
            | |   Annually over 15 years
            | |   Lifetime of the Participant with 20 annual payments guaranteed

      NOTE: THIS ELECTION MAY BE CHANGED BY THE PARTICIPANT BY GIVING WRITTEN NOTICE TO THE CORPORATION NOT LATER THAN ONE YEAR BEFORE RETIREMENT, OR PROMPTLY FOLLOWING A DISABILITY. BY THE TERMS OF THE PLAN, THE RETIREMENT AGE IS AGE 55 OR LATER.

      | | B. FIXED PAYMENT DATE BENEFITS. This Section applies if you wish to elect an in-service distribution prior to retirement age. All distributions under this section are made in a lump sum. I hereby elect to have my fixed payment date benefits distributed to me at the following date:

            Date for fixed payments to commence
            (This date may be no earlier than the January 1 of the third Calendar Year after the Calendar Year in which this election is made.

      NOTE: THIS ELECTION MAY BE CHANGED TO EXTEND THE FIXED PAYMENT DATE TO A LATER DATE SO LONG AS (A) THE ELECTION TO SO EXTEND THE DATE IS AT LEAST ONE YEAR BEFORE THE ORIGINAL DATE, AND (B) THE EXTENDED DATE IS NO EARLIER THAN JANUARY 1 OF THE THIRD CALENDAR YEAR AFTER ISSUING THE ELECTION TO EXTEND. SUCH DATES MAY NOT BE ACCELERATED.

PCTEL, INC.                               PARTICIPANT


------------------------------            ---------------------------------
                                          Signature

                                   PCTEL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                        ---DEEMED INVESTMENT ELECTIONS---

                                    EXHIBIT B

      THIS ELECTION is submitted by ____________________ ("Participant") to PCTEL, Inc. this _____ day of ________, 20___.

DEEMED INVESTMENT ELECTIONS:

I elect to have my Deferral Account credited with a rate of return based on the following Deemed Investment Elections. These Deemed Investment Elections shall supersede any prior elections which I have made and shall continue until such time as I make a new Deemed Investment Election in accordance with the terms of the Plan. I acknowledge that Deemed Investment Elections may be changed by a Participant not more than once a month and each investment option must have at least a 10% allocation of the Participant's deferral. (I further acknowledge that materials and a prospectus have been made available to me containing detailed explanations of Deemed Investment options.)

    DEEMED INVESTMENT OPTIONS      %       DEEMED INVESTMENT OPTIONS         %
    -------------------------      -       -------------------------         -
Money Market                             Fidelity VIP Mid Cap SC2
Mortgage Securities                      Index 400 Mid-Cap
Bond                                     Small Company Value
Global Bond                              Capital Appreciation
Asset Allocation                         Janus Aspen International Growth
                                         Fund CL2
Real Estate Securities                   International Stock
Macro Cap Value                          Small Company Growth
Fidelity VIP Equity-Income SC2           Franklin Small Cap Fund CL2
Value Stock                              Micro Cap Growth
Templeton Asset Strategy Fund CL2        Janus Aspen Cap Appreciation -
                                         Srv Sh
Index 500                                CSWP Global Post Venture Cap
Fidelity VIP Contrafund SC2              Templeton Developing Markets Fund
                                         CL2
Growth                                   Guaranteed Principal Account

                                    PARTICIPANT

                                    -------------------------
                                    Signature

                                   PCTEL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           DESIGNATION OF BENEFICIARY

                                    EXHIBIT C

      TO: PCTEL, INC. (hereinafter referred to as the "Corporation"),

In accordance with the rights granted to me as a Participant in the PCTEL, Inc. Executive Deferred Compensation Plan, I hereby designate the following as primary and 1st contingent Beneficiary(ies) thereunder to receive payments in the event of my death:

      PRIMARY Beneficiary:_____________________
      Relationship:_________________

      1ST CONTINGENT Beneficiary:______________
      Relationship:_________________

I further reserve the privilege of changing the Beneficiary(ies) herein named at any time or times without the consent of any such Beneficiary(ies).

      This designation is made upon the following terms and conditions:

1. The word "Beneficiary" as used herein shall include the plural, Beneficiaries, wherever the Plan permits.

2. For purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant's death.

3. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives the Participant by at least thirty (30) days, and shall mean the 1st Contingent Beneficiary if the Primary Beneficiary does not survive the Participant by at least thirty (30) days.

4. If the Primary Beneficiary shall be deceased on any annual payment date provided in said Plan, any and all remaining annual payments shall be payable to the 1st Contingent Beneficiary unless the executors or administrators of said deceased Beneficiary are named as Primary Beneficiary hereinabove.

5. If more than one Beneficiary is named within the same class (i.e., Primary or 1st Contingent), then annual payments shall be made equally to such Beneficiaries unless otherwise provided hereinabove. If any such Beneficiary dies while receiving annual payments under said Agreement, any and all remaining payments shall continue to be made to the surviving Beneficiaries of such class and to the legal heirs of the deceased Beneficiary, which legal heirs shall receive the amount which was being received by said deceased Beneficiary. If all of the Beneficiaries of a class shall die, any and all remaining payments shall be made to the next class of Beneficiaries, as provided under Paragraph 4 above.

6. If none of the Beneficiaries named hereinabove are living on any said annual payment date, any and all remaining payments shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.

7. If any such annual payments shall be payable to any trust, the Corporation shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

8. A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

THIS DESIGNATION CANCELS AND SUPERSEDES ANY DESIGNATION OF BENEFICIARY HERETOFORE MADE BY ME WITH RESPECT TO SAID PLAN AND THE RIGHT TO RECEIVE PAYMENTS THEREUNDER.

      Dated: __________________________   Participant/Executive: ______________

I am the spouse of the Participant/Executive named above. I have read and understood the foregoing Designation of Beneficiary, and especially paragraph 8 thereof. I understand that the Plan does not permit the assignment of the Participant/Executive's benefits to me in the event of the dissolution of my marriage. I also understand that, even if I am named as a Beneficiary, my rights may be impaired in the event of the dissolution of my marriage or my death before the Participant/Executive.

Dated: _____________________         _____________________________________
                                     Spouse

Acknowledgment of receipt this _____ day of ______________, 20__
By:____________________________

                                   PCTEL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                  DEATH BENEFIT

                                    EXHIBIT D

      Section 5.5(a) of the PCTEL, Inc. Executive Deferred Compensation Plan provides that the death benefit attributable to a Participant's Deferral Account shall equal the Participant's Deferral Account or the amount stated in this Exhibit D, whichever is greater.

      The death benefit for_________________________________________
                                  (name of Participant)
is $________________.

      This Exhibit D supersedes and replaces all prior Exhibit's D executed by PCTEL, Inc. with respect to the above named Participant.

      Dated this __________ day of __________________________, 20______.

                                      PCTEL, Inc.

                                      By:_____________________
                                      Its:____________________

                      DEEMED INVESTMENT OPTION CHANGE FORM
                                     FOR THE
                                   PCTEL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

FOR THE PERIOD BEGINNING ______________________

_____________________________             __________________________________
Participant's Name                        Social Security Number

I hereby request that my existing account balances and future contributions be allocated as follows: (Minimum allocation is 10% - total must equal 100%). If no change is desired in your current account, do NOT complete Column A.
Complete both, Columns A and B, if you want your existing balances and future contributions changed.

                                          COLUMN A          COLUMN B
                                          --------          --------
                                          Change Existing   Future Payroll Account
                                          Balances          Contributions Only
DEEMED INVESTMENT OPTIONS

Guaranteed Principal Account              __________%       __________%
Money Market                              __________%       __________%
Mortgage Securities                       __________%       __________%
Bond                                      __________%       __________%
Global Bond                               __________%       __________%
Asset Allocation                          __________%       __________%
Real Estate Securities                    __________%       __________%
Macro Cap Value                           __________%       __________%
Fidelity VIP Equity-Income SC2            __________%       __________%
Value Stock                               __________%       __________%
Templeton Asset Strategy Fund CL2         __________%       __________%
Index 500                                 __________%       __________%
Fidelity VIP Contrafund SC2               __________%       __________%
Growth                                    __________%       __________%
Fidelity VIP Mid Cap SC2                  __________%       __________%
Index 400 Mid-Cap                         __________%       __________%
Small Company Value                       __________%       __________%
Capital Appreciation                      __________%       __________%
Janus Aspen International Growth
Fund CL2                                  __________%       __________%
International Stock                       __________%       __________%
Small Company Growth                      __________%       __________%
Franklin Small Cap Fund CL2               __________%       __________%
Micro Cap Growth                          __________%       __________%
Janus Aspen Cap Appreciation - Srv Sh     __________%       __________%
CSWP Global Post Venture Cap              __________%       __________%
Templeton Developing Markets Fund CL2     __________%       __________%

TOTAL MUST EQUAL 100% FOR EACH COLUMN
USED                                         100%               100%

IMPORTANT: The Participant acknowledges that he/she has received information regarding each of the above Deemed Investment Options, including a copy of the prospectus. The Participant further acknowledges that the Plan Administrator has discretion as to whether his/her deferrals are actually invested in the funds selected above; the Corporation is not obligated to acquire or hold any of the investments selected above.

AGREED AND ACCEPTED BY THE PARTICIPANT


----------------------------------------------              -------------------
Signature of Participant                                    Date

AGREED AND ACCEPTED BY THE CORPORATION


----------------------------------------------              -------------------
Signature of Corporation Officer                            Date


                                       2